UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 24, 2013, Regions Financial Corporation (the “Company”) sent a notice to participants in the Regions Financial Corporation 401(k) Plan (the “Plan”) that effective July 1, 2013 the recordkeeper of the Plan is being changed. This notice indicated that, in order to change the recordkeeper, there will be a blackout period that begins at 3 p.m. Central Time on June 25, 2013 and is expected to end the week of July 8, 2013 (the “Blackout Period”). During the Blackout Period, participants in the Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type. A copy of the notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period by contacting Mercer HR Services, LLC at 800-370-9942 Monday through Friday between 7 A.M. and 9 P.M. Central Time.

In connection with the foregoing, on May 24, 2013, the Company sent a notice to its Section 16 officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice sent on May 24, 2013 to Regions Financial Corporation 401(k) Plan Participants regarding a Blackout Period

99.2	Notice sent on May 24, 2013 to Regions Financial Corporation’s Section 16 Officers and Directors regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: May 24, 2013